Exhibit 10.31

                                 1995 AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

     This is an amendment, dated as entered below, to the Employment Agreement (the "Agreement") which was made the 271h day of May 1993 by and among RJR Nabisco Holdings Corp., a Delaware corporation ("Holdings"), RJR Nabisco, Inc., a Delaware corporation and an indirect subsidiary of Holdings (the "Company") and Charles M. Harper ("Executive").

                                    RECITALS
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     In  consideration of Executive  being given the  opportunity to receive an increased amount of compensation for the fiscal year ending December 31, 1995, and Holdings and the Company being able to provide more effective incentives to the performance of Executive, it is agreed by and between the parties as follows:

         a) Section 3.1 of the Agreement shall be amended in its entirety for the fiscal year ending December 31, 1995, as follows:

                           "3.1  Salary.  The Company shall pay executive a Base
                                 ------
                           Salary at the rate of $600,000 per annum for the period ending December 31, 1995."

                  Nothing in this Amendment shall cause Section 3.1 of the Agreement to be amended for the fiscal years ending December 31, 1996 or 1997, or to remove the obligation of the Company to increase the Base Salary rate 6% each January 1 of such years compounded annually from a base of $1,200,000 in 1993.

         b) Sections 3.2(a), (b) and (c) of the Agreement shall be amended in their entirety as follows:

                           "3.2  Annual Bonus.  In addition to his Base Salary,
                                 ------------
                           executive shall be entitled for the fiscal year ending December 31, 1995, to be granted Performance Units pursuant to the Performance Unit Agreement appended hereto as Attachment 1. The value of Performance Units shall be determined by Cash Net Income for 1995, as specified in the Performance Unit Agreement and attachments thereto. For this purpose, "Cash Net Income" means Cash Net Income from continuing operations, determined without regard to the effect of any unanticipated major financial or corporate event or any change in accounting standards that may be required or permitted by the Financial Accounting Standards Board. This award shall be in lieu of any award under the Company's Annual Incentive Award Plan for the fiscal year ending December 31, 1995.

                  Nothing in this Amendment shall cause Sections 3.2(a), (b) or
                  (c) of the Agreement to be amended for the fiscal year ending December 31, 1996 or 1997.


                                              RJR NABISCO HOLDINGS CORP.

                                              BY /s/
                                                 ----------------------------
                                                     Executive Vice President
                                                  RJR NABISCO HOLDINGS CORP.

                                              BY /s/
                                                 ----------------------------
                                                     Executive Vice President


                                              BY /s/ Charles M. Harper
                                                 ----------------------------
                                                     Executive Vice President
Date: 2-15-95
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